WIDE BROAD GROUP LIMITED (Unaudited) Condensed Consolidated Financial Statements For The Three Months Ended March 31, 2009 and 2008

WIDE BROAD GROUP LIMITED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008	F-2

Condensed Consolidated Statements of Operations And Comprehensive Income for the three months ended March 31, 2009 and 2008	F-3

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008	F-4

Condensed Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2009	F-5

Notes to Condensed Consolidated Financial Statements	F-6 – F-9

WIDE BROAD GROUP LIMITED
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2009 AND DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$188,656	$268,698
Accounts receivable, trade	11,387,207	10,831,004
Inventories	406,095	233,579
Amount due from a related party	51,611	41,347
Deposits and prepayments	19,630	41,490
Total current assets	12,053,199	11,416,118

Non-current assets:
Plant and equipment, net	2,770,115	2,233,040
Construction in progress	7,528,193	7,838,260
TOTAL ASSETS	$22,351,507	$21,487,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$588,684	$594,617
Current portion of long-term bank borrowings	1,673,865	1,472,004
Income tax payable	327,041	447,638
Accrued liabilities and other payable	545,561	578,671
Total current liabilities	3,135,151	3,092,930

Long-term liabilities:
Long term bank borrowings	1,018,579	1,209,636

Total liabilities	4,153,730	4,302,566

Commitments and contingencies

Stockholders’ equity:
Common stock, $1 par value; 50,000 shares authorized; 100 shares issued and outstanding as of March 31, 2009 and December 31, 2008	100	100
Statutory reserve	203,832	203,832
Accumulated other comprehensive income	2,557,040	2,525,096
Retained earnings	15,436,805	14,455,824

Total stockholders’ equity	18,197,777	17,184,852

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,351,507	$21,487,418

See accompanying notes to condensed consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2009	2008

Revenues, net	$4,005,994	$5,729,056

Cost of revenue (inclusive of depreciation)	2,166,255	3,208,576

Gross profit	1,839,739	2,520,480

Operating expenses:
Sales and marketing	292,623	198,824
General and administrative	197,463	204,840
Total operating expenses	490,086	403,664

Income from operations	1,349,653	2,116,816

Other income (expense):
Interest income	388	1,466
Interest expense	(42,066)	(68,933)

Income before income taxes	1,307,975	2,049,349

Income tax expense	(326,994)	(507,482)

NET INCOME	$980,981	$1,541,867

Other comprehensive income:
- Foreign currency translation gain	31,944	755,321

COMPREHENSIVE INCOME	$1,012,925	$2,297,188

See accompanying notes to condensed consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$980,981	$1,541,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	151,662	100,302
Loss on disposal of plant and equipment	619	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(542,517)	2,429,160
Deposits and prepayments	21,909	(658,718)
Inventories	(172,197)	(387,410)
Accounts payable, trade	(6,680)	(560,282)
Accrued liabilities and other payable	(33,831)	(90,346)
Income tax payable	(121,141)	(227,656)

Net cash provided by operating activities	278,805	2,146,917

Cash flows from investing activities:
Additions to plant and equipment	-	(537)
Payments on construction in progress	(366,605)	(3,101,440)

Net cash used in investing activities	(366,605)	(3,101,977)

Cash flows from financing activities:
Repayment from the related party	-	(597,192)
Proceeds from bank borrowings	774,107	2,100,144
Payments on bank borrowings	(766,672)	(101,187)

Net cash provided by financing activities	7,435	1,401,765

Effect of exchange rate changes on cash and cash equivalents	323	31,135

NET INCREASE IN CASH AND CASH EQUIVALENTS	(80,042)	477,840

BEGINNING OF PERIOD	268,698	576,995

END OF PERIOD	$188,656	1,054,835

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$448,135	$735,138
Cash paid for interest	$42,066	$68,933

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Construction in progress transfer to plant and equipment	$686,572	$-

See accompanying notes to condensed consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Common stock		Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as of January 1, 2009	100	$100	$203,832	$2,525,096	$14,455,824	$17,184,852

Net income for the period	-	-	-	-	980,981	980,981
Foreign currency translation adjustment	-	-	-	31,944	-	31,944
Balance as of March 31, 2009	100	$100	$203,832	$2,557,040	$15,436,805	$18,197,777

See accompanying notes to condensed consolidated financial statements.

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

Wide Broad Group Limited (“Wide Broad”) was incorporated as a BVI Business Company with limited liability in the British Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004 of the BVI on September 28, 2006, for the purpose of holding 100% equity interest in Dongguan Chditn Printing Company Limited (“Dongguan Chditn”).

Pursuant to a nominee agreement dated December 1, 1997 between Mr. Man Kwai Ming (“Mr. Man”) as owner and Mr. Liu Ruisheng (“Mr. Liu”) as nominee, Mr. Liu registered Dongguan Chditn as a limited liability company in Guangdong Province, the People’s Republic of China (the “PRC”) on July 6, 1998 with its registered capital of $1,234,440 (equivalent to RMB10,000,000). Its main operation is primarily engaged in the manufacture and sales of furniture decorative paper and related products in the PRC, with its principal place of business in Wushaliwu Economic Zone, Chang’An Town, Dongguan City, Guangdong Province, the PRC.

Effective August 6, 2007, Dongguan Chditn was approved as a wholly-owned foreign enterprise by the PRC government and became a wholly-owned subsidiary of Wide Broad. Since Wide Board and Dongguan Chditn were wholly and beneficially owned by Mr. Man, the ownership transfer transaction was accounted for as a transfer of entities under common control under the guidance of Statements of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Hence, the consolidation of Wide Board and Dongguan Chditn has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Wide Broad and Dongguan Chditn are hereinafter collectively referred to as (“the Company”).

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2008 which has been derived from audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended March 31, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2009 or for any future period.

These unaudited condensed financial statements and notes thereto should be read in conjunction with the audited financial statements for the years ended December 31, 2008 and 2007.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

●	Basis of consolidation

The financial statements include the financial statements of Wide Broad and its subsidiary.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

As of March 31, 2009, the Company does not record any allowance for doubtful accounts.

●	Inventories

Inventories consist of raw papers, painting materials and components used in the manufacture of the Company’s products and the related parts and supplies. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include purchased cost of papers and painting inks, direct labor and manufacturing overhead costs. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of March 31, 2009, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	3-10 years	3%
Motor vehicles	3-5 years	3%
Office equipment	3-5 years	3%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Construction in progress

Construction in progress is stated at cost and represents the cost of acquiring contracts to build the assembly lines and prepayments paid to equipment vendors during the construction of the new manufacturing facility (until it is substantially complete and ready for its intended use). No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. No capitalized interest was incurred during the period of construction.

●	Valuation of long-lived assets

Long-lived assets primarily include plant and equipment and construction in progress. In accordance with Statement of Financial Accounting Standard ("SFAS") SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a undiscounted cash flow analysis. There has been no impairment as of March 31, 2009 and 2008.

●	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of furniture decorative paper and related products. The Company recognizes its revenues net of value-added taxes ("VAT"). The Company is subject to VAT which is levied on the majority of the products at the standard rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. For the period ended March 31, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective period:
	Three months ended March 31,
	2009	2008
Period-end rate RMB:US$1 exchange rate	6.8456	7.0222
Average rate RMB:US$1 exchange rate	6.8466	7.1757

●	Segment reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, amount due from (to) related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

On January 12, 2009, the FASB issued FSP EITF 99-20-01, “Amendment to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and other related guidance. The FSP is shall be effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The Company does not believe this pronouncement will impact its financial statements.

On April 1, 2009, the FASB issued FSP 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination that Arise from Contingencies” (FSP 141R-1). FSP 141R-1 amends and clarifies SFAS No. 141R to address application issues associated with initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141R-1 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will apply the provisions of FSP 141R-1 to future acquisitions.

On April 9, 2009, the FASB issued FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which provides additional guidance for estimating fair value in accordance with SFAS No. 157 when the volume and level of activity for the asset or liability have significantly decreased. This FSP re-emphasizes that regardless of market conditions the fair value measurement is an exit price concept as defined in SFAS No. 157. This FSP clarifies and includes additional factors to consider in determining whether there has been a significant decrease in market activity for an asset or liability and provides additional clarification on estimating fair value when the market activity for an asset or liability has declined significantly. FSP SFAS 157-4 is applied prospectively to all fair value measurements where appropriate and will be effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 is not expected to have a material impact on the Company’s consolidated financial statements or results of operations.

On April 29, 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP which amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require publicly-traded companies, as defined in APB Opinion No. 28, “Interim Financial Reporting,” to provide disclosures on the fair value of financial instruments in interim financial statements. FSP SFAS 107-1 and APB 28-1 are effective for interim periods ending after June 15, 2009. The adoption of FSP SFAS 107-1 is not expected to have a material impact on the Company’s consolidated financial statements or results of operations.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (SFAS 165), which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of SFAS 165 for the quarter ended June 30, 2009. The adoption of these provisions did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140 (SFAS 166). SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (SFAS 167). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (SFAS 168). SFAS 168 replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes the “FASB Accounting Standards Codification TM “ (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company will begin to use the new Codification when referring to GAAP in its quarterly report on Form 10-Q for the quarter ending September 30, 2009. This will not have an impact on the consolidated results of the Company.

NOTE 4 – ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

Accounts receivable, cost	$11,387,207	$10,831,004
Less: allowance for doubtful accounts	-	-
Accounts receivable	$11,387,207	$10,831,004

For the period ended March 31, 2009 and 2008, the Company recorded no allowance for doubtful accounts.

As of March 31, 2009, 78% of accounts receivable was subsequently recoverable.

NOTE 5 – INVENTORIES

Inventories consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

Raw materials	$207,742	$151,771
Work-in-process	18,781	17,780
Finished goods	159,307	43,804
Packaging materials and supplies	20,265	20,224
	$406,095	$233,579

For the period ended March 31, 2009 and 2008, the Company recorded no allowance for slow moving and obsolete inventories.

NOTE 6 – AMOUNT DUE FROM RELATED PARTIES

As of March 31, 2009, amount due to related parties represented advances made by the former directors of the Company’s subsidiary which was unsecured, interest-free with no fixed repayment term.

NOTE 7 – PLANT AND EQUIPMENT

Plant and equipment, net, consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

Plant and machinery	$3,822,499	$3,143,914
Motor vehicles	11,334	11,334
Office equipment	71,132	71,132
Foreign translation adjustment	491,764	487,000
	4,396,729	3,713,380
Less: accumulated depreciation	(1,343,089)	(1,198,695)
Less: foreign translation adjustment	(283,525)	(281,645)
Plant and equipment, net	$2,770,115	$2,233,040

Depreciation expense for the period ended March 31, 2009 and 2008 were $151,662 and $100,302, which included $148,539 and $97,185 in cost of revenue, respectively.

As of March 31, 2009, certain plant and equipment with the aggregate net book value of $1,408,246 were pledged as securities in connection with outstanding loan facilities (see Note 10).

Approximately $628,190 (equivalent to RMB4,300,337) of plant and machinery became fully depreciated as of March 31, 2009.

NOTE 8 – CONSTRUCTION IN PROGRESS

During 2007, the Company anticipated the construction of a new manufacturing facility to expand its production capacity. The construction is scheduled to be fully completed in the second quarter of 2009. Total estimated costs to be incurred for construction of a new manufacturing facility are approximately $10,741,936 (equivalent to RMB73,535,000). As of March 31, 2009, the Company incurred and capitalized $7,528,193 in “Construction in progress”.

NOTE 9 – ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

VAT payable	$152,403	$165,503
Accrued payroll and benefit costs	311,451	310,636
Accrued expenses	80,132	100,872
Other payables	1,575	1,660
	$545,561	$578,671

NOTE 10 – LONG-TERM BANK BORROWINGS

Long-term bank borrowings were as follows:
		March 31, 2009	December 31, 2008
		(Unaudited)	(Audited)
Bank loans, payable to financial institutions in the PRC:

Equivalent to RMB3,440,000 with interest rate at 7.8435% per annum payable monthly, repayable by September 20, 2010	(a)	$502,513	$627,353
Equivalent to RMB3,150,000 with interest rate at 6.615% per annum payable monthly, repayable by August 20, 2009	(a)	-	459,572
Equivalent to RMB4,500,000 with interest rate at 5.841% per annum payable monthly, repayable by January 8, 2010	(b)	657,357	-
Equivalent to RMB800,000 with interest rate at 5.841% per annum payable monthly, repayable by January 19, 2010	(b)	116,863	-
Equivalent to RMB6,107,206 with interest rate at 9.828% per annum, with monthly principal and interest payments of $44,376, repayable by January 16, 2011	(c)	892,136	999,986
Equivalent to RMB3,584,189 with interest rate at 9.828% per annum, with monthly principal and interest payments of $26,391, repayable by January 17, 2011	(c)	523,575	594,729

Total bank borrowings		2,692,444	2,681,640

Less: current portion		(1,673,865)	(1,472,004)

Long-term bank borrowings, net of current portion		$1,018,579	$1,209,636

The minimum future payments of the aggregate bank borrowings are as follows:

Years ending March 31:
2010	1,673,865
2011	1,018,579

Total borrowings	$2,692,444

(a)         These banking facilities were guaranteed by the shareholders of the Company and secured by the properties held by the shareholders of the Company.

(b)         These banking facilities were guaranteed by the shareholders of the Company.

(c)         During 2007, the Company’s wholly-owned subsidiary, Dongguan Chditn obtained loan facilities from DBS Bank (China) Limited, Shenzhen Branch with the available aggregate balance of $2,720,959 (equivalent to RMB18,650,000) for the addition of plant and machineries purposes, carrying an interest rate of 9.828% per annum. These facilities granted the Company an option to convert the line of borrowing into a term loan upon its drawdown. In January 2008, the Company borrowed an aggregate balance approximately $2,198,652 (equivalent to RMB15,070,000) and exercised the conversion to the term loan with the monthly principal and interest payments of $70,767 in a term of 3 years, due January 2011. The unused balance under these facilities was no longer available upon the exercise of the conversion to a term loan. These borrowings were secured by certain plant and machinery with an aggregate net book value of $1,408,246 as of March 31, 2009.

NOTE 11 – INCOME TAXES

For the period ended March 31, 2009 and 2008, the local (BVI) and foreign components of income from operations before income taxes were comprised of the following:

	Three months ended March 31,
	2009	2008

Local	$-	$(1,483)
Foreign	1,307,975	2,050,832
Income before income taxes	$1,307,975	$2,049,349

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: BVI and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

British Virgin Island

Under the current BVI law, Wide Broad is not subject to tax on its income or profits.

The PRC

The Company generated substantially its net income from its operating subsidiary, Dongguan Chditn in the PRC. Dongguan Chditn was subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax, before August 6, 2007.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008.

On August 6, 2007, Dongguan Chditn was approved as a foreign investment enterprise located in Dongguan City and was entitled to a preferential rate of 27% on its corporate income tax. For the year ended December 31, 2007, Dongguan Chditn was partially subject to statutory rate of 33% and enjoyed a preferential rate of 27% effective from September 2007.

Starting from January 1, 2008, Dongguan Chditn is entirely subject to the unified income tax rate of 25% on the taxable income and its income tax rate has been reduced from 27% to 25% under the New CIT Law.

A reconciliation of income tax rate to the effective income tax rate for the period ended March 31, 2009 and 2008 is as follows:

	Three months ended March 31,
	2009	2008

Income before income taxes	$1,307,975	$2,050,832
Statutory income tax rate	25%	25%
Income tax expense at statutory tax rate	326,994	512,708

Tax effect of non-taxable income	-	(5,226)
Income tax expense	$326,994	$507,482

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

NOTE 12 – CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

There was no customer who account for 10% or more of revenues for the period ended March 31, 2009 and 2008.

For the three months ended March 31, 2009 and 2008, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)         Major vendors

For the three months ended March 31, 2009, the vendor who accounts for 10% or more of purchases and its outstanding balance at period-end date, are presented as follows:

		Three months ended March 31, 2009		March 31, 2009
Vendor		Purchases	Percentage of purchases	Accounts payable, trade
Vendor A		$511,215	26%	$-
Vendor B		275,922	14%	107,625
Vendor C		254,382	13%	102,531
Vendor D		216,951	11%	110,955

	Total:	$1,258,470	64%	$321,111

For the three months ended March 31, 2008, vendors who account for 10% or more of purchases and its outstanding balance at period-end date, are presented as follows:

		Three months ended March 31, 2008		March 31, 2008
Vendor		Purchases	Percentage of purchases	Accounts payable, trade
Vendor A		$877,123	27%	$-
Vendor D		403,574	12%	213,128

	Total:	$1,280,697	39%	$213,128

For the three months ended March 31, 2009 and 2008, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)         Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the period-end, all of borrowings were at fixed rates.

(f)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Company’s subsidiary in the PRC was committed under several non-cancelable operating leases of office premises and manufacturing facility with a term of 10 years with fixed monthly rentals, due December 31, 2010 and 2017, respectively. Total rent expenses for the period ended March 31, 2009 and 2008 was $82,673 and $23,605, respectively

Future minimum rental payments due under non-cancelable operating leases are as follows:

Years ending March 31:
2010	$192,824
2011	170,913
2012	105,177
2013	105,177
2014	105,177
Thereafter	394,414

Total	$1,073,682

(b)	Capital commitment

Since 2007, the Company entered into a number of agreements with an independent third party in relation to the construction of the new manufacturing facility for business expansion. The construction is expected to be completed in the second half year of 2009. Total estimated construction costs are approximately $10,741,936 (equivalent to RMB73,535,000). As of March 31, 2009, the Company paid $366,605 to the third party equipment vendors and contractors and was recorded as construction in progress.

NOTE 14 – SUBSEQUENT EVENTS

On June 1, 2009, the Company entered into 4 promissory notes with Precursor Management, Inc. for the aggregate sum of $716,456 including the principal and interest charge, with an interest rate of 6.5% per annum and payable on September 30, 2009.

On June 26, 2009, the Company made the contribution of $545,670 as the additional paid-in capital to its subsidiary, Dongguan Chditn.

On July 17, 2009, the Company entered into a Share Exchange Agreement (the “Agreements”) with Décor Products International, Inc., a company organized under the laws of the State of Florida and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “MUBM” among the stockholders of the Company and MUBM. Pursuant to the Agreements, the stockholders of the Company transferred all of the issued and outstanding shares in the Company to MUBM in exchange for an aggregate of 20,000,000 shares of common stock of MUBM and the simultaneous retirement to treasury stock of 7,450,000 shares of common stock, thus causing the Company to become a subsidiary of MUBM.

WIDE BROAD GROUP LIMITED Consolidated Financial Statements For The Years Ended December 31, 2008 and 2007 (With Report of Independent Registered Public Accounting Firm Thereon)

ZYCPA COMPANY LIMITED

Certified Public Accountants

WIDE BROAD GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Wide Broad Group Limited

We have audited the accompanying consolidated balance sheets of Wide Broad Group Limited and its subsidiary (“the Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2008 and 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of operations and cash flows for the years then ended and in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)
Certified Public Accountants

Hong Kong, China
May 12, 2009

WIDE BROAD GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$268,698	$576,995
Accounts receivable, trade	10,831,004	10,418,021
Inventories	233,579	218,625
Amount due from a related party	41,347	-
Deposits and prepayments	41,490	1,088
Total current assets	11,416,118	11,214,729

Non-current assets:
Plant and equipment, net	2,233,040	1,399,565
Construction in progress	7,838,260	2,425,589
TOTAL ASSETS	$21,487,418	$15,039,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$594,617	$1,433,622
Current portion of long-term borrowings	1,472,004	977,564
Amount due to related party	-	1,157,855
Income tax payable	447,638	721,228
Accrued liabilities and other payable	578,671	663,892
Total current liabilities	3,092,930	4,954,161

Long-term liabilities:
Long term borrowings	1,209,636	724,628

Total liabilities	4,302,566	5,678,789

Commitments and contingencies

Stockholders’ equity:
Common stock, $1 par value; 50,000 shares authorized; 100 shares issued and outstanding as of December 31, 2007 and 2008	100	100
Statutory reserve	203,832	92,874
Accumulated other comprehensive income	2,525,096	1,253,603
Retained earnings	14,455,824	8,014,517

Total stockholders’ equity	17,184,852	9,361,094

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,487,418	$15,039,883

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007

Revenues, net	$25,671,704	$25,470,858

Cost of revenue (inclusive of depreciation)	15,112,332	15,549,996

Gross profit	10,559,372	9,920,862

Operating expenses:
Sales and marketing	976,413	860,760
General and administrative	567,490	609,042
Total operating expenses	1,543,903	1,469,802

Income from operations	9,015,469	8,451,060

Other income / (expense):
Interest income	2,988	5,105
Interest expense	(295,696)	(59,451)
Loss on disposal of plant and equipment	(5,740)	-

Income before income taxes	8,717,021	8,396,714

Income tax expense	(2,164,756)	(2,705,917)

NET INCOME	$6,552,265	$5,690,797

Other comprehensive income:
- Foreign currency translation gain	1,271,493	967,005

COMPREHENSIVE INCOME	$7,823,758	$6,657,802

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$6,552,265	$5,690,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	422,470	386,631
Loss on disposal of plant and equipment	5,740	-
Changes in operating assets and liabilities:
Accounts receivable, trade	281,604	(5,165,155)
Inventories	(280)	125,570
Deposits and prepayments	(38,479)	25,828
Accounts payable, trade	(920,690)	(20,040)
Income tax payable	(128,981)	(81,805)
Accrued liabilities and other payable	(316,987)	(115,060)

Net cash provided by operating activities	5,856,662	846,766

Cash flows from investing activities:
Purchase of plant and equipment	(1,156,306)	(2,070)
Payments on construction in progress	(5,168,481)	(2,329,071)

Net cash used in investing activities	(6,324,787)	(2,331,141)

Cash flows from financing activities:
Capital contributions from stockholders	-	99
Proceeds from long-term borrowings	2,164,546	1,220,921
Payments on long-term borrowings	(1,312,732)	(177,230)
(Repayments to) advance from related parties	(729,344)	721,937

Net cash provided by financing activities	122,470	1,765,727

Effect of exchange rate changes on cash and cash equivalents	37,358	29,944

NET INCREASE IN CASH AND CASH EQUIVALENTS	(308,297)	311,296

BEGINNING OF YEAR	576,995	265,699

END OF YEAR	$268,698	576,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2,481,743	$2,820,978
Cash paid for interest	$295,696	$59,451

NON-CASH TRANSACTION IN INVESTING AND FINANCING ACTIVITIES
Amount due from related parties offset against dividends payable	$-	$7,656,445

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as of January 1, 2007	100	$100	$92,874	$286,598	$9,980,165	$10,359,737

Net income for the year	-	-	-	-	5,690,797	5,690,797
Distribution of dividends to offset against amount due from related parties	-	-	-	-	(7,656,445)	(7,656,445)
Foreign currency translation adjustment	-	-	-	967,005	-	967,005
Appropriation to statutory reserve	-	-	-	-	-	-
Balance as of December 31, 2007	100	$100	$92,874	$1,253,603	$8,014,517	$9,361,094

Net income for the year	-	-	-	-	6,552,265	6,552,265
Foreign currency translation adjustment	-	-	-	1,271,493	-	1,271,493
Appropriation to statutory reserve	-	-	110,958	-	(110,958)	-
Balance as of December 31, 2008	100	$100	$203,832	$2,525,096	$14,455,824	$17,184,852

See accompanying notes to consolidated financial statements.

1.         ORGANIZATION AND BUSINESS BACKGROUND

Wide Broad Group Limited (“Wide Broad”) was incorporated as a BVI Business Company with limited liability in the British Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004 of the BVI on September 28, 2006, for the purpose of holding 100% equity interest in Dongguan Chditn Printing Company Limited (“Dongguan Chditn”).

Pursuant to a nominee agreement dated December 1, 1997 between Mr. Man Kwai Ming (“Mr. Man”) as owner and Mr. Liu Ruisheng (“Mr. Liu”) as nominee, Mr. Liu registered Dongguan Chditn as a limited liability company in Guangdong Province, the People’s Republic of China (the “PRC”) on July 6, 1998 with its registered capital of $1,234,440 (equivalent to RMB10,000,000). Its main operation is primarily engaged in the manufacture and sales of furniture decorative paper and related products in the PRC, with its principal place of business in Wushaliwu Economic Zone, Chang’An Town, Dongguan City, Guangdong Province, the PRC.

Effective August 6, 2007, Dongguan Chditn was approved as a wholly-owned foreign enterprise by the PRC government and became a wholly-owned subsidiary of Wide Broad. Since Wide Board and Dongguan Chditn were wholly and beneficially owned by Mr. Man, the ownership transfer transaction was accounted for as a transfer of entities under common control under the guidance of Statements of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Hence, the consolidation of Wide Board and Dongguan Chditn has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Wide Broad and Dongguan Chditn are hereinafter collectively referred to as (“the Company”).
2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The financial statements include the financial statements of Wide Broad and its subsidiary.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

As of December 31, 2008 and 2007, the Company does not record any allowance for doubtful accounts.

●	Inventories

Inventories consist of raw papers, painting materials and components used in the manufacture of the Company’s products and the related parts and supplies. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include purchased cost of papers and painting inks, direct labor and manufacturing overhead costs. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of December 31, 2008 and 2007, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	3-10 years	3%
Motor vehicles	3-5 years	3%
Office equipment	3-5 years	3%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Construction in progress

Construction in progress is stated at cost and represents the cost of acquiring contracts to build the assembly lines and prepayments paid to equipment vendors during the construction of the new manufacturing facility (until it is substantially complete and ready for its intended use). No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. No capitalized interest was incurred during the period of construction.

●	Valuation of long-lived assets

Long-lived assets primarily include plant and equipment and construction in progress. In accordance with Statement of Financial Accounting Standard ("SFAS") SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a undiscounted cash flow analysis. There has been no impairment as of December 31, 2008 or 2007.

●	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of furniture decorative paper and related products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the standard rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue primarily includes purchase of raw materials, direct labor and manufacturing cost directly attributable to the manufacture of furniture decorative paper and related products. Shipping and handling costs, associated with the distribution of finished products to customers, are recorded in costs of revenue and are recognized when the related finished product is shipped to the customer.

●	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs”. The Company incurred $14,363 and $13,128 of such advertising costs for the years ended December 31, 2008 and 2007.

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. For the years ended December 31, 2008 and 2007, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2008 and 2007, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year:

	2008	2007
Year-end rate RMB:US$1 exchange rate	6.8542	7.3141
Average rate RMB: US$1 exchange rate	6.9662	7.6172

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of income and comprehensive income as and when the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, amount due from (to) related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recently accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In September 2008, the FASB issued FSP 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). FSP FAS 133-1 and FIN 45-4 amends disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP FAS 133-1 and FIN 45-4 did not have a material impact on the Company’s current consolidated financial position, results of operation or cash flows.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3.”) FSP FAS 157-3 clarifies the application of SFAS No. 157 in an inactive market. It illustrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 did not have a material impact on the Company’s current consolidated financial position, results of operations or cash flows.

3.         ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	As of December 31,
	2008	2007

Accounts receivable, cost	$10,831,004	$10,418,021
Less: allowance for doubtful accounts	-	-
Accounts receivable	$10,831,004	$10,418,021

For the years ended December 31, 2008 and 2007, the Company recorded no allowance for doubtful accounts.

As of December 31, 2008, approximately 38% of accounts receivable was subsequently collected up to the first quarter of 2009.

4.         INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2008	2007

Raw materials	$151,771	$124,270
Work-in-process	17,780	32,977
Finished goods	43,804	50,024
Packaging materials and supplies	20,224	11,354
	$233,579	$218,625

For the years ended December 31, 2008 and 2007, the Company recorded no allowance for slow moving and obsolete inventories.

5.         AMOUNT DUE FROM (TO) RELATED PARTIES

As of December 31, 2008, amount due from a related party of $41,347 represented unsecured advances to a director of the Company, which was non-interest bearing and recoverable within the next 12 months.

As of December 30, 2007, amount due to related parties of $1,157,855 represented advances made by the former directors of the Company’s subsidiary, which was unsecured, interest-free with no fixed repayment term.

6.         DEPOSITS AND PREPAYMENTS

Deposits and prepayments consisted of the following:

	As of December 31,
	2008	2007

Rental deposits	$10,359	$-
Prepaid rental expense	29,179	-
Other receivables	1,952	1,088
	$41,490	$1,088

7.         PLANT AND EQUIPMENT

Plant and equipment, net, consisted of the following:

	As of December 31,
	2008	2007

Plant and machinery	$3,143,914	$3,413,339
Motor vehicles	11,334	11,334
Office equipment	71,132	71,132
Foreign translation adjustment	487,000	240,546
	3,713,380	3,736,351
Less: accumulated depreciation	(1,198,695)	(2,196,216)
Less: foreign translation adjustment	(281,645)	(140,570)
Plant and equipment, net	$2,233,040	$1,399,565

Depreciation expense for the years ended December 31, 2008 and 2007 were $422,470 and $386,631, which included $409,896 and $374,751 in cost of revenue, respectively.

As of December 31, 2008 and 2007, certain plant and equipment with the aggregate net book value of $1,494,481 were pledged as securities in connection with outstanding loan facilities (see Note 10).

Approximately $608,048 (equivalent to RMB4,167,685) and $335,500 (equivalent to RMB2,439,254) of plant and machinery became fully depreciated as of December 31, 2008 and 2007, respectively.

8.         CONSTRUCTION IN PROGRESS

During 2007, the Company anticipated the construction of a new manufacturing facility to expand its production capacity. The construction is scheduled to be fully completed in the second quarter of 2009. Total estimated costs to be incurred for construction of a new manufacturing facility are approximately $10,465,846 (equivalent to RMB71,735,000). As of December 31, 2008, the Company incurred and capitalized $7,838,260 in “Construction in progress”.

9.         ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consisted of the following:

	As of December 31,
	2008	2007

VAT payable	$165,503	$230,832
Accrued payroll and benefit costs	310,636	291,269
Accrued expenses	100,872	137,799
Other payables	1,660	3,992
	$578,671	$663,892

10.         LONG-TERM BORROWINGS

Long-term borrowings were as follows:

		As of December 31,
		2008	2007
Bank loans, payable to financial institutions in the PRC:

Equivalent to RMB5,000,000 with interest rate at 8.028% per annum payable monthly, repayable by August 7, 2008, guaranteed by a third party, Dongguan City Century Star Credited Hypothecate Co., Ltd		$-	$683,611
Equivalent to RMB4,300,000 with interest rate at 7.8435% per annum payable monthly, repayable by September 20, 2010	(a)	627,353	587,906
Equivalent to RMB3,150,000 with interest rate at 6.615% per annum payable monthly, repayable by August 20, 2009	(a)	459,572	430,675
Equivalent to RMB6,854,107 with interest rate at 9.828% per annum, with monthly principal and interest payments of $44,376, repayable by January 16, 2011	(b)	999,986	-
Equivalent to RMB4,076,387 with interest rate at 9.828% per annum, with monthly principal and interest payments of $26,391, repayable by January 17, 2011	(b)	594,729	-

Total borrowings		2,681,640	1,702,192

Less: current portion		(1,472,004)	(977,564)

Long-term borrowings, net of current portion		$1,209,636	$724,628

The minimum future payments of the aggregate bank borrowings are as follows:

Years ending December 31:
2009	$1,472,004
2010	1,133,507
2011	76,129

Total borrowings	$2,681,640

(a)         These banking facilities were guaranteed by the shareholders of the Company and secured by the properties held by the shareholders of the Company.

(b)         During 2007, the Company’s wholly-owned subsidiary, Dongguan Chditn obtained loan facilities from DBS Bank (China) Limited, Shenzhen Branch with the available aggregate balance of $2,720,959 (equivalent to RMB18,650,000) for the acquisition of plant and machineries purposes, carrying an interest rate of 9.828% per annum. These facilities allowed the Company to convert the borrowing to a term loan upon its drawdown. In January 2008, the Company borrowed an aggregate balance approximately $2,198,652 (equivalent to RMB15,070,000) and exercised the conversion to the term loan with the monthly principal and interest payments of $70,767 in a term of 3 years, due January 2011. These borrowings were secured by certain plant and machinery with an aggregate net book value of $1,494,481 as of December 31, 2008. The unused balance under these facilities was no longer available upon the exercise of the conversion to a term loan.

11.         STOCKHOLDERS’ EQUITY

At the date of inception on September 28, 2006, Wide Broad’s authorized capital was 50,000 shares of common stock, par value $1 with 1 share issued and outstanding.

During 2007, Wide Broad issued further 99 shares of common stock at par value to the existing shareholders.

For the year ended December 31, 2007, Wide Broad approved the dividends totaling $7,656,445 (equivalent to RMB56,000,000) to offset against the amount due from related parties.

As of December 31, 2008 and 2007, the number of authorized shares and outstanding shares of the Company’s common stock was 50,000 shares and 100 shares, respectively.

12.         INCOME TAXES

For the years ended December 31, 2008 and 2007, the local (BVI) and foreign components of income from operations before income taxes were comprised of the following:

	Years ended December 31,
	2008	2007

Local	$36,453	$(65,627)
Foreign	8,680,568	8,462,341
Income before income taxes	$8,717,021	$8,396,714

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: BVI and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

British Virgin Island

Under the current BVI law, Wide Broad is not subject to tax on its income or profits.

The PRC

The Company generated substantially its net income from its operating subsidiary, Dongguan Chditn in the PRC. Dongguan Chditn was subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax, before August 6, 2007.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008.

On August 6, 2007, Dongguan Chditn was approved as a foreign investment enterprise located in Dongguan City and was entitled to a preferential rate of 27% on its corporate income tax. For the year ended December 31, 2007, Dongguan Chditn was partially subject to statutory rate of 33% and enjoyed a preferential rate of 27% effective from September 2007.

Starting from January 1, 2008, Dongguan Chditn is entirely subject to the unified income tax rate of 25% on the taxable income and its income tax rate has been reduced from 27% to 25% under the New CIT Law.

A reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	Years ended December 31,
	2008	2007

Income before income taxes	$8,680,568	$8,462,341
Statutory income tax rate	25%	33%
Income tax expense at statutory tax rate	2,170,142	2,792,573

Tax effect of non-taxable income	(5,386)	-
Tax effect of non-deductible expenses	-	67,240
Tax effect of change in tax rate	-	(153,896)
Income tax expense	$2,164,756	$2,705,917

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

13.         CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of its subsidiaries in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $15,164 and $1,462 for the years ended December 31, 2008 and 2007, respectively.

14.         STATUTORY RESERVE

Under the PRC Law, the Company’s subsidiary in the PRC, Dongguan Chditn is required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the year ended December 31, 2007, Dongguan Chditn no longer made further appropriation to statutory reserve since its balance was equal to 50% of its registered capital.

For the year ended December 31, 2008, Dongguan Chditn increased its registered capital to $1,548,960 (equivalent to RMB10,000,000) and contributed $110,958 to statutory reserve accordingly.

15.         CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

There was no customer who account for 10% or more of revenues for the years ended December 31, 2008 and 2007.

For the years ended December 31, 2008 and 2007, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)         Major vendors

For the years ended December 31, 2008, one vendor represented more than 10% of the Company’s purchases. This vendor accounts for 17% of purchases amounting to $4,265,283, with $0 of accounts payable as of December 31, 2008.

There was no vendor who account for 10% or more of purchases for the year ended December 31, 2007.

For the years ended December 31, 2008 and 2007, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)         Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(f)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

16.         COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Company’s subsidiary in the PRC was committed under several non-cancelable operating leases of office premises and manufacturing facility with a term of 10 years with fixed monthly rentals, due December 31, 2010 and 2017, respectively. Total rent expenses for the years ended December 31, 2008 and 2007 was $190,779 and $95,094, respectively

Future minimum rental payments due under non-cancelable operating leases are as follows:

Years ending December 31:
2009	$192,583
2010	192,583
2011	105,045
2012	105,045
2013	105,045
Thereafter	420,180

Total	$1,120,481

(b)	Capital commitment

Since 2007, the Company entered into a number of agreements with an independent third party in relation to the construction of the new manufacturing facility for business expansion. The construction is expected to be completed in the second half year of 2009. Total estimated construction costs are approximately $10,465,846 (equivalent to RMB71,735,000). As of December 31, 2008, the Company paid $7,838,260 to the third party equipment vendors and contractors and was recorded as construction in progress.